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                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 2, 1994, for Charter Medical Corporation (and to all references to our firm) included in this Form 10-K into the previously filed registration statements on Form S-8 (File Nos. 33-57210 and 33-62542).



                                                    /s/ Arthur Andersen LLP

Atlanta, Georgia
December 8, 1994